Exhibit 10.2

AMENDMENT

TO

EMPLOYMENT AGREEMENT

The Parties to the Employment Agreement between MapInfo Corporation, One Global View, Troy, New York 12180 and Gavin Lennox, which has been effective since August 1, 2002 ("Employment Agreement") have agreed to Amend their agreement in the following limited respects:

1.     The base salary stated in Paragraph 2.1 of the Employment Agreement changes to "One Hundred Sixty Five Thousand Dollars ($165,000)."

2.     The above amendment will be effective from May 1, 2003.

3.     All other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement as of the effective date stated herein.

MAPINFO CORPORATION
/s/Gavin Lennox Gavin Lennox Group Vice President: of Strategic Business Unit Operations	/s/ Mark Cattini Mark Cattini President and CEO
Date:June 3, 2003	Date: June 2, 2003